As filed with the Securities and Exchange Commission on March 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CONTEXTLOGIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-2930953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Sansome Street, 33rd Floor

San Francisco, CA 94104

(415) 432-7323

(Address of Principal Executive Offices)

ContextLogic Inc. 2020 Equity Incentive Plan

ContextLogic Inc. 2020 Employee Stock Purchase Plan

(Full title of Plan)

Vivian Liu

Chief Financial Officer and Chief Operating Officer

ContextLogic Inc.

One Sansome Street, 33rd Floor

San Francisco, CA 94104

(Name and address of agent for service)

(415) 432-7323

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter Ryan J. Gunderson Heather N. Aune Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP One Bush Plaza, Suite 1200 San Francisco, CA 94104 (415) 978-9803	Joanna Forster ContextLogic Inc. One Sansome Street, 33rd Floor San Francisco, CA 94104 (415) 432-7323

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by ContextLogic Inc. (the “Registrant”) for the purpose of registering 1,211,472 additional shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) under the 2020 Equity Incentive Plan and 242,294 additional shares of Class A Common Stock under the Registrant’s 2020 Employee Stock Purchase Plan pursuant to the provisions of such plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on December 16, 2020, March 14, 2022 and February 27, 2023 (File Nos. 333-251374, 333-263538 and 333-270074, respectively) to the extent not superseded hereby.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

ContextLogic Inc., or the Registrant, hereby incorporates by reference into this Registration Statement the following documents (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 5, 2024;

(b) the Registrant’s Current Reports on Form 8-K filed with the SEC on February 5, 2024, February  12, 2024 and February 12, 2024; and

(c) the description of the Registrant’s common stock contained in the Company’s Description of Capital Stock, filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 5, 2024.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed incorporated by reference in this Registration Statement modifies or supersedes that statement.

Item 8. Exhibits

The following exhibits are incorporated herein by reference.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Specimen Class A common stock certificate of the Registrant.	S-1/A	333-250531	4.1	12/7/2020

4.2	Restated Certificate of Incorporation, as amended through April 23, 2023.	10-Q	001-39775	3.1	05/04/2023

4.3	Amended and Restated Bylaws, effective as of December 5, 2023.	8-K	001-39775	3.1	12/05/2023

4.4	Certificate of Designation of the Series A Junior Participating Preferred Stock of the Company, dated February 10, 2024	8-A	001-39775	3.1	02/12/2024

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (contained in the signature page hereto).					X

99.1	ContextLogic Inc. 2020 Equity Incentive Plan and forms of agreements thereunder.	S-8	333-251374	99.2	12/16/2020

99.2	ContextLogic Inc. 2020 Employee Stock Purchase Plan and forms of agreements thereunder.	S-8	333-251374	99.3	12/16/2020

107	Calculation of Filing Fee Tables					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 5th day of March, 2024.

ContextLogic Inc.

By:	/s/ Vivian Liu
Vivian Liu
Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jun Yan, Vivian Liu, and Joanna Forster, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jun Yan Jun Yan	Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2024

/s/ Vivian Liu Vivian Liu	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	March 5, 2024

/s/ Brett Just Brett Just	Chief Accounting Officer (Principal Accounting Officer)	March 5, 2024

/s/ Tanzeen Syed Tanzeen Syed	Chair of the Board	March 5, 2024

/s/ Rishi Bajaj Rishi Bajaj	Director	March 5, 2024

/s/ Julie Bradley Julie Bradley	Director	March 5, 2024

/s/ Larry Kutscher Larry Kutscher	Director	March 5, 2024

/s/ Stephanie Tilenius Stephanie Tilenius	Director	March 5, 2024

/s/ Hans Tung Hans Tung	Director	March 5, 2024